UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                 March 12, 2007



                              VIEWPOINT CORPORATION
             (Exact name of registrant as specified in its charter)



        DELAWARE                        0-27168                 95-4102687
        --------                        -------                 ----------
 (state or other juris-               (Commission            (I.R.S. Employer
diction of incorporation)             File Number)          (Identification No.)


498 SEVENTH AVENUE, SUITE 1810, NEW YORK, NY                           10018
--------------------------------------------                           -----
  (Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code: (212) 201-0800
                                                    --------------

         ______________________________N/A______________________________
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (se General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE ARRANGEMENT

         On March 12, 2007, Viewpoint Corporation entered into a Purchase Agreement to acquire all of the outstanding partnership interests of Makos Advertising, L.P. Based on unaudited financial statements, Makos Advertising, L.P. generated approximately $1.5 million in gross revenue in 2006 (including limited media buys). The agreement contains customary representations, warranties and covenants of the sellers and Viewpoint. The transaction is also subject to customary closing conditions and is expected to close early in the second quarter of 2007.

         Under the terms of the agreement, Viewpoint will be obligated, at the closing, to pay $562,537 in cash and issue an aggregate number of shares of common stock equal to $400,000 divided by the applicable price, which is the volume weighted average price of the common stock on The NASDAQ Stock Market for the 5 trading days prior to the closing; provided that such price shall not be lower than $0.60, nor greater than $1.50. The number of shares issuable and the amount of cash payable by Viewpoint are subject to adjustment based on (i) the difference in the estimated net book value of Makos Advertising, L.P. based on the year-end balance sheet as compared to the net book value as of the closing date of the transaction and (ii) the subsequent receipt by Viewpoint of accounts receivable outstanding on the closing date of the transaction.

         The description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement that is filed as Exhibit 2.1 hereto and is incorporated herein by reference. Viewpoint also issued a press release announcing the transaction on March 12, 2007. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01    EXHIBITS.

      (c)    Exhibits

             2.1 Purchase Agreement, dated as of March 12, 2007 by and among Delaney, L.L.C., Mark Turner, and Viewpoint Corporation.

             99.1   Press release issued by Viewpoint Corporation on March 12,
                    2007.




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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            VIEWPOINT CORPORATION



                                              /s/ CHRISTOPHER C. DUIGNAN
                                            ----------------------------------
                                            Christopher C. Duignan
                                            Interim Chief Financial Officer

Dated:  March 16, 2007